Exhibit 99.1
News Release

Contact:
Investors	Media
Kris Dickson	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
July 19, 2013

SunTrust Reports Second Quarter 2013 Results
Earnings Improvement Continued; Earnings Per Share of $0.68, Up 36% From Last Year

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $365 million, or $0.68 per average common diluted share, for the second quarter of 2013. This compares to earnings per share of $0.63 in the prior quarter and $0.50 per share in the second quarter of 2012. For the first half of 2013, earnings per diluted share was $1.31, or 36% higher than the first half of 2012.

"Earnings growth was driven most notably by the ongoing improvement in credit quality, in addition to a ten percent decrease in noninterest expense from last year," said William H. Rogers, Jr., chairman and chief executive officer of SunTrust Banks, Inc.  “Improving economic conditions are now starting to create a more favorable operating environment, particularly in our markets, and we remain focused on executing against our strategic priorities to help generate future opportunities for SunTrust.”

Second Quarter 2013 Financial Highlights
Income Statement

•	Net income available to common shareholders was $365 million, or $0.68 per average common diluted share, up 8% compared to the prior quarter and 36% compared to the second quarter of last year.

•
Lower earning asset yields resulted in declines in net interest income of 1% compared to the prior quarter and 5% compared to the second quarter of last year, as well as net interest margin compression of 8 basis points and 14 basis points, respectively.

•
Noninterest income decreased slightly compared to the prior quarter due to lower mortgage-related revenue, which was almost entirely offset by broad-based increases in other noninterest income categories, including investment banking income and wealth management-related fees.

•
Noninterest expense increased 2% compared to the prior quarter primarily due to an increase in certain cyclically high costs, while core operating expenses declined. Noninterest expense decreased 10% compared to the second quarter of last year due to ongoing efficiency initiatives, as well as the abatement of cyclically high costs.

Balance Sheet

•
Average loans were up modestly compared to the prior quarter, and the ongoing diversification of the loan portfolio continued, with increases in C&I and commercial real estate loans. Average loans declined 2% compared to the second quarter of last year, driven by the sales of government guaranteed student and residential loans, which were partially offset by targeted growth in C&I loans.

•
Average client deposits declined 1% on a sequential quarter basis but increased 1% compared to the second quarter of last year. The decline from the prior quarter was driven by decreases in money market and time deposit account balances. The increase compared to last year was driven by demand deposit and NOW account growth, partially offset by the continued shift out of higher cost time deposits.

Capital

•	Estimated capital ratios continued to be well above regulatory requirements. The Tier 1 common equity ratio increased to an estimated 10.15%, up from 10.13% at March 31.

•
During the quarter, the Company repurchased $50 million of its common shares in conjunction with its capital plans announced last quarter. Additionally, the Company paid a $0.10 per share common stock dividend, up $0.05 per share from the first quarter.

Asset Quality

•
The risk profile of the balance sheet continued to improve. Nonperforming loans decreased 22% during the quarter and were 0.94% of total loans at June 30, 2013, compared to 1.21% last quarter and 1.97% for the second quarter of last year.

•	Annualized net charge-offs decreased to 0.59% of average loans compared to 0.76% and 1.14% in the prior quarter and the second quarter of last year, respectively.

•	Current quarter nonperforming loans and net charge-offs were at their lowest levels in over five years.

•	The provision for credit losses declined 31% compared to the prior quarter and 51% compared to the second quarter of last year.

Income Statement (presented on a fully taxable-equivalent basis)	2Q 2012	1Q 2013	2Q 2013
(Dollars in millions, except per share data)
Net income available to common shareholders	$270	$340	$365
Earnings per average common diluted share	0.50	0.63	0.68
Total revenue	2,246	2,114	2,100
Total revenue, excluding net securities gains/losses	2,232	2,112	2,100
Net interest income	1,306	1,251	1,242
Provision for credit losses	300	212	146
Noninterest income	940	863	858
Noninterest expense	1,546	1,363	1,397
Net interest margin	3.39%	3.33%	3.25%

Balance Sheet
(Dollars in billions)
Average loans	$123.4	$120.9	$121.4
Average consumer and commercial deposits	125.9	127.7	126.6

Capital
Tier 1 capital ratio(1)	10.15%	11.20%	11.20%
Tier 1 common equity ratio(1)	9.40%	10.13%	10.15%
Total average shareholders’ equity to total average assets	11.51%	12.29%	12.33%

Asset Quality
Net charge-offs to average loans (annualized)	1.14%	0.76%	0.59%
Allowance for loan losses to period end loans	1.85%	1.79%	1.75%
Nonperforming loans to total loans	1.97%	1.21%	0.94%
 (1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the date of this news release.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.1 billion for the second quarter, a decrease of $14 million, or 1%, compared to the prior quarter. The decline was primarily driven by lower mortgage-related and net interest income, partially offset by broad-based increases in other noninterest income categories, particularly investment banking and wealth management-related revenue. Total revenue compared to the second quarter of last year decreased $146 million, or 7%, due primarily to lower net interest income, mortgage-related revenue, and trading income, which were partially offset by a reduction in the mortgage repurchase provision.

For the six months ended June 30, 2013, total revenue, excluding securities gains, was $4.2 billion, down 5% compared to the first six months of 2012. The decline was driven by the same factors described in the year-over-year comparison above.
Net Interest Income
Net interest income was $1.2 billion for the current quarter, a decrease of $9 million from the prior quarter due to lower commercial loan-related swap income, partially offset by one additional day in the current quarter and higher average earning asset balances. Net interest income decreased $64 million compared to the second quarter of last year. The decline was driven by lower earning asset yields, a decrease in commercial loan-related swap income, and the foregone dividend income related to the third quarter of 2012 accelerated termination of the agreements regarding the shares formerly owned in The Coca-Cola Company. Partially offsetting these declines in interest income was lower interest expense due to decreases in deposit rates, a reduction in long-term debt, and a favorable deposit mix shift.

As anticipated, the net interest margin for the second quarter decreased to 3.25%, an 8 and 14 basis point decline from the prior quarter and the second quarter of last year, respectively. Earning asset yields declined 9 basis points on a sequential quarter basis as a result of the continued low interest rate environment and the impact of the decline in commercial loan swap income. The decrease in earning asset yields was partially offset by a 2 basis points reduction in interest-bearing liability costs due to a modest decrease in deposit rates. The net interest margin decline from the second quarter of last year was primarily due to a 30 basis point decrease in loan yields, driven by the continued low interest rate environment and a decrease in commercial loan-related swap income, as well as a 67 basis point decrease in the yield on the investment securities portfolio, approximately 26 basis points of which was due to the forgone dividend income associated with The Coca-Cola Company stock. Partially offsetting the declines in earning asset yields was a 26 basis point reduction in rates paid on interest-bearing liabilities, primarily related to time deposits and long-term debt.

For the six months ended June 30, 2013, net interest income was $2.5 billion, a decrease of $155 million, or 6%, compared to the first half of 2012. The net interest margin was 3.29% in 2013 compared to 3.44% in 2012. The primary drivers of the decreases in net interest income and net interest margin are consistent with those described in the quarterly comparisons above.
Noninterest Income
Total noninterest income was $858 million for the current quarter compared to $863 million for the prior quarter and $940 million for the second quarter of last year. On a sequential quarter basis, the $5 million decrease was due to lower mortgage-related income, which was adversely impacted by the increase in interest rates during the current quarter, but was almost entirely offset by broad-based increases in other noninterest income categories. Compared to the second quarter of last year, the $82 million decrease was primarily driven by declines in mortgage-related income, trading income, and securities gains, which were partially offset by a reduction in the mortgage repurchase provision.

Mortgage production income for the current quarter was $133 million compared to $159 million for the prior quarter and $103 million for the second quarter of last year. The $26 million sequential quarter decrease was primarily driven by declines in gain on sale revenue, coincident with the sharp increase in mortgage interest rates in late May and through June. Closed mortgage production volume was $9.1 billion, an increase of 3% compared to the prior quarter, and the mix of purchase volume increased to 34% in the current quarter from 20% in the prior quarter. Compared to the second quarter of last year, mortgage production income increased $30 million due to the decline in the mortgage repurchase provision, which was largely offset by reduced gain on sale margins. At June 30, 2013, the reserve for mortgage repurchases totaled $363 million, a decrease of $150 million from the prior quarter. The pace at which SunTrust and the GSEs are resolving repurchases of older vintage loans continued to increase in the quarter, as evidenced by higher charge-offs and lower pending demands. Additionally, new full file requests increased in the quarter while new demands declined.
Mortgage servicing income was $1 million for the current quarter compared to $38 million for the prior quarter and $70 million for the second quarter of last year. The $37 million sequential quarter decrease and the $69 million decline compared to the second quarter of last year were due primarily to reduced net hedging gains. At June 30, 2013, the servicing portfolio was $140 billion compared to $153 billion at June 30, 2012, with the decline driven by the elevated level of refinance volume and the sale of certain loans in the portfolio.
Investment banking income was $93 million for the current quarter compared to $68 million in the prior quarter and $75 million in the second quarter of last year. The sequential quarter and year-over-year increases were due to strong growth in loan syndications and increased high yield bond origination activity.
Trading income was $49 million for the current quarter compared to $42 million for the prior quarter and $70 million for the second quarter of last year. The $7 million sequential quarter increase was due to an $8 million mark-to-market valuation gain on the Company's fair value debt and index-linked CDs in the current quarter compared to a valuation loss of $24 million in the prior quarter. This was partially offset by lower core trading income, which was primarily the result of recent market interest rate volatility. The $21 million decline in trading income compared to the second quarter of last year was largely driven by lower core trading income, partially offset by higher mark-to-market valuation gains on the Company's fair value debt and index-linked CDs in the current quarter.

For the six months ended June 30, 2013, noninterest income was $1.7 billion compared to $1.8 billion in 2012. The $95 million, or 5%, decrease was primarily driven by lower securities gains, mortgage-related revenue and trading income, partially offset by a lower mortgage repurchase provision.
Noninterest Expense
Noninterest expense was $1.4 billion for the current quarter compared to $1.4 billion for the prior quarter and $1.5 billion for the second quarter of last year. The sequential quarter increase of 2% was primarily due to a specific mortgage-related operating loss and higher collection expenses, partially offset by seasonally lower employee benefits expense. The $149 million, or 10%, decline from the second quarter of last year was reflective of the Company's continued expense reduction initiatives, as well as the abatement of cyclically high costs, most notably other real estate expenses.
Employee compensation and benefits expense was $737 million in the current quarter compared to $759 million for the prior quarter and $762 million for the second quarter of the last year. The sequential quarter decrease of $22 million was largely attributable to seasonally lower 401(k) and payroll taxes in the current quarter, partially offset by an increase in compensation expense due to an incentive accrual adjustment related to 2012 bonus payments that impacted the first quarter of 2013, as well as annual merit increases. The $25 million decrease from the second quarter of last year was primarily due to the reduction in full-time equivalent employees, as well as lower incentive compensation.
Operating losses were $72 million in the current quarter compared to $39 million in the prior quarter and $69 million in the second quarter of last year. The sequential quarter increase was due to a specific mortgage-related legal matter.
Compared to the prior quarter and the second quarter of last year, FDIC insurance expense declined $13 million and $19 million, respectively, due to declines in the Company's assessment rate, reflecting the Company's reduced risk profile. Outside processing and software expenses increased $9 million and $7 million compared to the prior quarter and the second quarter of last year, respectively, primarily due to technology investments.
Other noninterest expense was $191 million compared to $163 million in the prior quarter and $285 million for the second quarter of last year. The $28 million increase from the prior quarter was driven by higher collection costs, due to increased resolution of defaulted mortgages. The $94 million decrease from the second quarter of last year was primarily due to reductions in other real estate, legal, and consulting expenses.

For the six months ended June 30, 2013, noninterest expense was $2.8 billion compared to $3.1 billion in 2012. The $327 million, or 11%, decrease was due to the continued focus on efficiency initiatives resulting in declines across most expense categories, as well as the abatement of cyclically high costs.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $146 million compared to $151 million for the prior quarter and $91 million for the second quarter of last year. The effective tax rate was 28% for the current quarter compared to 30% for the prior quarter and 25% for the second quarter of last year. The decrease in the effective tax rate from the prior quarter was primarily due to quarterly fluctuations in the forecasted annual effective tax rate, while the effective tax rate increase compared to the second quarter of last year was due to higher pre-tax earnings in the current quarter.
Balance Sheet
At June 30, 2013, the Company had total assets of $172 billion and shareholders’ equity of $21 billion, representing 12% of total assets. Book value and tangible book value per common share decreased slightly compared to March 31, 2013, and were $37.65 and $26.08, respectively. The decreases were primarily attributable to the decline in accumulated other comprehensive income, due to lower unrealized gains in the securities portfolio as a result of the recent increase in market interest rates.
Loans
Average performing loans were $120 billion for the current quarter, an increase of $0.6 billion, or 1%, from the prior quarter driven by growth in C&I and commercial real estate loans, partially offset by a decrease in government guaranteed residential mortgage loans. Average performing loans decreased $0.8 billion, or 1%, compared to the second quarter of last year. The decline was due to government guaranteed student and mortgage loans, which decreased $1.9 billion and $2.1 billion, respectively, due to sales during 2012. Home equity loans also decreased $0.7 billion due to continued loan payoffs. Partially offsetting these declines were increases in C&I loans of $3.7 billion, or 7%, and consumer indirect loans of $0.8 billion, or 8%.

Securities Available for Sale
The securities available for sale portfolio for the current quarter averaged $23.8 billion, an increase of $0.5 billion from the prior quarter and a decrease of $2.3 billion from the second quarter of last year. The increase compared to the prior quarter was primarily the result of increased holdings of mortgage-backed and U.S. Treasury and government agency securities. The investment portfolio declined from the second quarter of last year due to the The Coca-Cola Company stock transaction executed in the third quarter of 2012, as well as reduced holdings of government agency mortgage-backed securities and asset-backed securities, partially offset by increased holdings of U.S. Treasury and government agency securities.
Deposits
Average consumer and commercial deposits for the current quarter were $126.6 billion compared to $127.7 billion for the prior quarter and $125.9 billion for the second quarter of last year. The decrease during the current quarter was driven by declines of $1.1 billion, or 3%, in money market deposits, $0.5 billion, or 3%, in time deposits, and $0.4 billion, or 1%, in NOW accounts. These decreases were predominantly offset by increases of $0.6 billion, or 2%, in demand deposits and $0.3 billion, or 5%, in savings accounts. The $0.7 billion, or 1%, increase compared to the second quarter of last year was driven by lower-cost deposit growth, as average demand deposits increased $2.1 billion, or 6%, NOW accounts increased $1.1 billion, or 4%, and savings accounts increased $0.6 billion, or 12%. The growth in these categories was partially offset by a decrease of $3.0 billion, or 17%, in higher-cost time deposits.
Capital and Liquidity
The Company’s estimated capital ratios are well above current regulatory requirements with Tier 1 capital and Tier 1 common ratios remaining relatively stable at an estimated 11.20% and 10.15%, respectively, at June 30, 2013. The ratios of total average equity to total average assets and tangible equity to tangible assets were 12.33% and 8.95%, respectively, at June 30, 2013, both stable to the prior quarter and higher than the second quarter of last year. The Company continues to have substantial available liquidity provided in the form of its client deposit base, other available funding resources, its portfolio of high-quality government-backed securities, and cash.
During the first quarter, the Company announced capital plans in conjunction with the 2013 CCAR submission and the completion of the Federal Reserve's review of the Company's capital plan. Pursuant to the capital plan, during the second quarter the Company declared a common stock dividend of $0.10 per common share, up $0.05 per share from the prior quarter and second quarter of last year. Additionally, during the second quarter the Company repurchased $50 million of common stock, with plans to repurchase up to an additional $150 million of common stock by the end of the first quarter of 2014.
Asset Quality
Asset quality continued to steadily improve during the quarter, including further decreases in nonperforming loans and nonperforming assets, both of which reached their lowest levels since the third quarter of 2007. Nonperforming loans totaled $1.1 billion at June 30, 2013, down $326 million, or 22%, relative to the prior quarter, led by declines in residential mortgages and home equity loans. Contributing to the sequential quarter decline was the return of certain loans to performing status that had been previously discharged from Chapter 7 bankruptcy. During the fourth quarter of 2012, $232 million of such loans were transferred to nonperforming status to be consistent with recent regulatory guidance. Since that time, $220 million of these loans have been current on their payments for six months and, as such, were reclassified back to accruing status during the quarter. Compared to a year ago, nonperforming loans decreased $1.3 billion, or 54%, with reductions across all loan categories, most significantly residential mortgages, commercial real estate, C&I, and commercial construction. At June 30, 2013, the percentage of nonperforming loans to total loans was 0.94%, down from 1.21% and 1.97% at the end of the prior quarter and second quarter of last year, respectively. Other real estate owned totaled $198 million at the end of the current quarter, down 11% from the prior quarter and down 40% from a year ago.
Net charge-offs were $179 million during the current quarter compared to $226 million for the prior quarter and $350 million for the second quarter of last year. The decreases in net charge-offs from the prior quarter and second quarter of last year were driven primarily by lower residential loan charge-offs.
The ratio of annualized net charge-offs to total average loans was 0.59% for the current quarter, 0.76% for the prior quarter, and 1.14% for the second quarter of last year. Net charge-offs in the current quarter were at the lowest level since the fourth quarter of 2007. The provision for credit losses was $146 million, which decreased $66 million and $154 million from the prior quarter and the second quarter of last year, respectively.
At June 30, 2013, the allowance for loan losses was $2.1 billion and represented 1.75% of total loans, down 4 basis points from March 31, 2013. Excluding government guaranteed loans, the allowance for loan losses was 1.89% of total loans. The $27 million decrease in the allowance for loan losses during the current quarter was reflective of the continued improvement in asset quality.
Early stage delinquencies decreased seven basis points from the prior quarter to 0.71% at June 30, 2013. The decrease was primarily due to residential loans. Excluding government-guaranteed loans, early stage delinquencies were 0.40%, a decrease of one basis point from March 31, 2013.
Accruing restructured loans totaled $2.8 billion, and nonaccruing restructured loans totaled $0.4 billion at June 30, 2013. $2.9 billion of restructured loans related to residential loans, $0.2 billion were commercial loans, and $0.1 billion related to consumer loans. Accruing restructured loans increased $282 million during the quarter, primarily due to the aforementioned transfer of $220 million of nonperforming Chapter 7 bankruptcy loans to accruing status with a corresponding decrease in nonaccruing restructured loans.

BUSINESS SEGMENT FINANCIAL PERFORMANCE
Business Segment Results
The Company has included business segment financial tables as part of this release on the Investor Relations portion of its website at www.suntrust.com/investorrelations. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses is represented by net charge-offs. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and generally accepted accounting principles ("GAAP"), certain matched-maturity funds transfer pricing credits and charges, differences in provision for credit losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available on the Investor Relations portion of the Company’s website at www.suntrust.com/investorrelations. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on July 19, 2013, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q13). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q13). A replay of the call will be available approximately one hour after the call ends on July 19, 2013, and will remain available until August 19, 2013, by dialing 1-888-566-0036 (domestic) or 1-402-998-0580 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of July 19, 2013, listeners may access an archived version of the webcast in the “Recent Earnings and Conference Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.
This news release contains forward-looking statements. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
	2013	2012	Change	2013	2012	Change
EARNINGS & DIVIDENDS
Net income	$377	$275	37%	$729	$525	39%
Net income available to common shareholders	365	270	35	705	515	37
Total revenue - FTE [1,2]	2,100	2,246	(7)	4,214	4,464	(6)
Total revenue - FTE excluding securities gains, net [1,2]	2,100	2,232	(6)	4,212	4,432	(5)
Net income per average common share
Diluted	0.68	0.50	36	1.31	0.96	36
Basic	0.68	0.51	33	1.32	0.97	36
Dividends paid per common share	0.10	0.05	100	0.15	0.10	50
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,537	$177,915	(3)%	$172,175	$177,385	(3)%
Earning assets	153,495	154,890	(1)	152,986	154,757	(1)
Loans	121,372	123,365	(2)	121,128	122,954	(1)
Consumer and commercial deposits	126,579	125,885	1	127,114	125,864	1
Brokered time and foreign deposits	2,075	2,243	(7)	2,122	2,258	(6)
Total shareholders’ equity	21,272	20,472	4	21,195	20,364	4
As of
Total assets	171,546	178,257	(4)
Earning assets	154,430	153,939	—
Loans	122,031	124,560	(2)
Allowance for loan and lease losses	2,125	2,300	(8)
Consumer and commercial deposits	125,588	126,145	—
Brokered time and foreign deposits	2,031	2,258	(10)
Total shareholders’ equity	21,007	20,568	2
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.88%	0.62%	42%	0.85%	0.59%	44%
Return on average common shareholders’ equity	7.12	5.37	33	6.95	5.16	35
Net interest margin [2]	3.25	3.39	(4)	3.29	3.44	(4)
Efficiency ratio [2]	66.56	68.83	(3)	65.50	69.17	(5)
Tangible efficiency ratio [1,2]	66.27	68.33	(3)	65.21	68.67	(5)
Effective tax rate	27.89	24.85	12	28.95	23.31	24
Tier 1 common equity [3]	10.15	9.40	8
Tier 1 capital [3]	11.20	10.15	10
Total capital [3]	13.40	12.84	4
Tier 1 leverage [3]	9.40	8.15	15
Total average shareholders’ equity to total average assets	12.33	11.51	7	12.31	11.48	7
Tangible equity to tangible assets [1]	8.95	8.31	8

Book value per common share	$37.65	$37.69	—
Tangible book value per common share [1]	26.08	26.02	—
Market price:
High	32.84	24.83	32	32.84	24.93	32
Low	26.97	20.96	29	26.93	18.07	49
Close	31.57	24.23	30	31.57	24.23	30
Market capitalization	17,005	13,045	30
Average common shares outstanding (000s)
Diluted	539,763	537,495	—	539,812	536,951	1
Basic	535,172	533,964	—	535,425	533,532	—
Full-time equivalent employees	26,199	28,324	(8)
Number of ATMs	2,874	2,906	(1)
Full service banking offices	1,539	1,641	(6)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012
EARNINGS & DIVIDENDS
Net income	$377	$352	$356	$1,077	$275
Net income available to common shareholders	365	340	350	1,066	270
Total revenue - FTE [1,2]	2,100	2,114	2,291	3,843	2,246
Total revenue - FTE excluding securities gains, net [1,2]	2,100	2,112	2,290	1,902	2,232
Net income per average common share
Diluted	0.68	0.63	0.65	1.98	0.50
Basic	0.68	0.64	0.66	1.99	0.51
Dividends paid per common share	0.10	0.05	0.05	0.05	0.05
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,537	$171,808	$174,510	$175,282	$177,915
Earning assets	153,495	152,471	151,225	153,207	154,890
Loans	121,372	120,882	121,587	124,080	123,365
Consumer and commercial deposits	126,579	127,655	127,907	125,353	125,885
Brokered time and foreign deposits	2,075	2,170	2,266	2,237	2,243
Total shareholders’ equity	21,272	21,117	20,630	20,619	20,472
As of
Total assets	171,546	172,435	173,442	173,181	178,257
Earning assets	154,430	152,783	151,223	152,472	153,939
Loans	122,031	120,804	121,470	121,817	124,560
Allowance for loan and lease losses	2,125	2,152	2,174	2,239	2,300
Consumer and commercial deposits	125,588	127,735	130,180	124,898	126,145
Brokered time and foreign deposits	2,031	2,180	2,136	2,328	2,258
Total shareholders’ equity	21,007	21,194	20,985	20,399	20,568
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.88%	0.83%	0.81%	2.45%	0.62%
Return on average common shareholders’ equity	7.12	6.77	6.86	20.84	5.37
Net interest margin [2]	3.25	3.33	3.36	3.38	3.39
Efficiency ratio [2]	66.56	64.46	65.93	44.90	68.83
Tangible efficiency ratio [1,2]	66.27	64.17	65.63	44.47	68.33
Effective tax rate	27.89	30.04	14.86	33.82	24.85
Tier 1 common equity [3]	10.15	10.13	10.04	9.82	9.40
Tier 1 capital [3]	11.20	11.20	11.13	10.57	10.15
Total capital [3]	13.40	13.45	13.48	12.95	12.84
Tier 1 leverage [3]	9.40	9.26	8.91	8.49	8.15
Total average shareholders’ equity to total average assets	12.33	12.29	11.82	11.76	11.51
Tangible equity to tangible assets [1]	8.95	9.00	8.82	8.48	8.31

Book value per common share	$37.65	$37.89	$37.59	$37.35	$37.69
Tangible book value per common share [1]	26.08	26.33	25.98	25.72	26.02
Market price:
High	32.84	29.98	30.64	30.79	24.83
Low	26.97	26.93	25.30	22.34	20.96
Close	31.57	28.81	28.35	28.27	24.23
Market capitalization	17,005	15,563	15,279	15,232	13,045
Average common shares outstanding (000s)
Diluted	539,763	539,862	539,618	538,699	537,495
Basic	535,172	535,680	535,012	534,506	533,964
Full-time equivalent employees	26,199	26,238	26,778	28,000	28,324
Number of ATMs	2,874	2,882	2,923	2,914	2,906
Full service banking offices	1,539	1,574	1,616	1,633	1,641

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease)		Six Months Ended		Increase/(Decrease)
	June 30				June 30
	2013	2012	Amount	%	2013	2012	Amount	%
Interest income	$1,347	$1,492	($145)	(10)%	$2,706	$3,026	($320)	(11)%
Interest expense	136	218	(82)	(38)	274	441	(167)	(38)
NET INTEREST INCOME	1,211	1,274	(63)	(5)	2,432	2,585	(153)	(6)
Provision for credit losses	146	300	(154)	(51)	358	617	(259)	(42)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,065	974	91	9	2,074	1,968	106	5
NONINTEREST INCOME
Service charges on deposit accounts	164	167	(3)	(2)	324	332	(8)	(2)
Trust and investment management income	130	130	—	—	254	260	(6)	(2)
Retail investment services	69	62	7	11	130	120	10	8
Other charges and fees	97	111	(14)	(13)	186	208	(22)	(11)
Investment banking income	93	75	18	24	161	147	14	10
Trading income	49	70	(21)	(30)	91	127	(36)	(28)
Card fees [1]	78	85	(7)	(8)	154	164	(10)	(6)
Mortgage production related income	133	103	30	29	292	166	126	76
Mortgage servicing related income	1	70	(69)	(99)	39	151	(112)	(74)
Other noninterest income	44	53	(9)	(17)	88	109	(21)	(19)
Net securities gains	—	14	(14)	(100)	2	32	(30)	(94)
Total noninterest income	858	940	(82)	(9)	1,721	1,816	(95)	(5)
NONINTEREST EXPENSE
Employee compensation and benefits	737	762	(25)	(3)	1,496	1,560	(64)	(4)
Net occupancy expense	86	88	(2)	(2)	175	176	(1)	(1)
Outside processing and software	187	180	7	4	365	356	9	3
Equipment expense	46	46	—	—	91	91	—	—
Marketing and customer development	31	32	(1)	(3)	61	59	2	3
Amortization of intangible assets	6	11	(5)	(45)	12	22	(10)	(45)
Net loss on extinguishment of debt	—	13	(13)	(100)	—	13	(13)	(100)
Operating losses	72	69	3	4	111	129	(18)	(14)
FDIC premium/regulatory exams	41	60	(19)	(32)	95	111	(16)	(14)
Other noninterest expense	191	285	(94)	(33)	354	570	(216)	(38)
Total noninterest expense	1,397	1,546	(149)	(10)	2,760	3,087	(327)	(11)
INCOME BEFORE PROVISION FOR INCOME TAXES	526	368	158	43	1,035	697	338	48
Provision for income taxes	146	91	55	60	297	160	137	86
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	380	277	103	37	738	537	201	37
Net income attributable to noncontrolling interest	3	2	1	50	9	12	(3)	(25)
NET INCOME	$377	$275	$102	37%	$729	$525	$204	39%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$365	$270	$95	35%	$705	$515	$190	37%
Net interest income - FTE [2]	1,242	1,306	(64)	(5)	2,493	2,648	(155)	(6)
Net income per average common share
Diluted	0.68	0.50	0.18	36	1.31	0.96	0.35	36
Basic	0.68	0.51	0.17	33	1.32	0.97	0.35	36
Cash dividends paid per common share	0.10	0.05	0.05	100	0.15	0.10	0.05	50
Average common shares outstanding (000s)
Diluted	539,763	537,495	2,268	—	539,812	536,951	2,861	1
Basic	535,172	533,964	1,208	—	535,425	533,532	1,893	—

1 PIN interchange fees are presented in card fees along with other interchange fee income for the three and six months ended June 30, 2013. Previously, these PIN interchange fees were presented in other charges and fees and therefore, for comparative purposes, $19 million and $37 million of PIN interchange fees have been reclassified to card fees for the three and six months ended June 30, 2012, respectively.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2013	2013	Amount	%	2012	2012	2012
Interest income	$1,347	$1,359	($12)	(1)%	$1,396	$1,445	$1,492
Interest expense	136	138	(2)	(1)	150	174	218
NET INTEREST INCOME	1,211	1,221	(10)	(1)	1,246	1,271	1,274
Provision for credit losses	146	212	(66)	(31)	328	450	300
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,065	1,009	56	6	918	821	974
NONINTEREST INCOME
Service charges on deposit accounts	164	160	4	3	173	172	167
Trust and investment management income	130	124	6	5	125	127	130
Retail investment services	69	61	8	13	60	60	62
Other charges and fees	97	89	8	9	97	97	111
Investment banking income	93	68	25	37	112	83	75
Trading income	49	42	7	17	65	19	70
Card fees [1]	78	76	2	3	78	74	85
Mortgage production related income/(loss)	133	159	(26)	(16)	241	(64)	103
Mortgage servicing related income	1	38	(37)	(97)	45	64	70
Other noninterest income/(loss)	44	44	—	—	18	(31)	53
Net securities gains	—	2	(2)	(100)	1	1,941	14
Total noninterest income	858	863	(5)	(1)	1,015	2,542	940
NONINTEREST EXPENSE
Employee compensation and benefits	737	759	(22)	(3)	738	780	762
Net occupancy expense	86	89	(3)	(3)	91	92	88
Outside processing and software	187	178	9	5	183	171	180
Equipment expense	46	45	1	2	48	49	46
Marketing and customer development	31	30	1	3	50	75	32
Amortization of intangible assets	6	6	—	—	7	17	11
Net loss on extinguishment of debt	—	—	—	—	1	2	13
Operating losses	72	39	33	85	77	71	69
FDIC premium/regulatory exams	41	54	(13)	(24)	54	67	60
Other noninterest expense	191	163	28	17	261	402	285
Total noninterest expense	1,397	1,363	34	2	1,510	1,726	1,546
INCOME BEFORE PROVISION FOR INCOME TAXES	526	509	17	3	423	1,637	368
Provision for income taxes	146	151	(5)	(3)	62	551	91
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	380	358	22	6	361	1,086	277
Net income attributable to noncontrolling interest	3	6	(3)	(50)	5	9	2
NET INCOME	$377	$352	$25	7%	$356	$1,077	$275
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$365	$340	$25	7%	$350	$1,066	$270
Net interest income - FTE [2]	1,242	1,251	(9)	(1)	1,276	1,301	1,306
Net income per average common share
Diluted	0.68	0.63	0.05	8	0.65	1.98	0.50
Basic	0.68	0.64	0.04	6	0.66	1.99	0.51
Cash dividends paid per common share	0.10	0.05	0.05	100	0.05	0.05	0.05
Average common shares outstanding (000s)
Diluted	539,763	539,862	(99)	—	539,618	538,699	537,495
Basic	535,172	535,680	(508)	—	535,012	534,506	533,964

1 PIN interchange fees are presented along with other interchange fee income in card fees for the three months ended June 30 and March 31, 2013. Previously, these PIN interchange fees were presented in other charges and fees and therefore, for comparative purposes, $20 million, $19 million, and $19 million of PIN interchange fees have been reclassified to card fees for the three months ended December 31, September 30, and June 30, 2012, respectively.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	June 30		Increase/(Decrease)
	2013	2012	Amount	%[2]
ASSETS
Cash and due from banks	$3,027	$5,781	($2,754)	(48)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,111	937	174	19
Interest-bearing deposits in other banks	21	21	—	—
Trading assets	5,824	6,327	(503)	(8)
Securities available for sale	23,389	24,409	(1,020)	(4)
Loans held for sale	3,647	3,123	524	17
Loans held for investment:
Commercial and industrial	55,070	52,030	3,040	6
Commercial real estate	4,308	4,825	(517)	(11)
Commercial construction	667	959	(292)	(30)
Residential mortgages - guaranteed	3,622	5,663	(2,041)	(36)
Residential mortgages - nonguaranteed	23,341	24,405	(1,064)	(4)
Residential home equity products	14,682	15,281	(599)	(4)
Residential construction	635	853	(218)	(26)
Consumer student loans - guaranteed	5,431	7,248	(1,817)	(25)
Consumer other direct	2,483	2,225	258	12
Consumer indirect	11,151	10,506	645	6
Consumer credit cards	641	565	76	13
Total loans held for investment	122,031	124,560	(2,529)	(2)
Allowance for loan and lease losses	(2,125)	(2,300)	(175)	(8)
Net loans held for investment	119,906	122,260	(2,354)	(2)
Goodwill	6,369	6,376	(7)	—
Other intangible assets	1,244	939	305	32
Other real estate owned	198	331	(133)	(40)
Other assets	6,810	7,753	(943)	(12)
Total assets[1]	$171,546	$178,257	($6,711)	(4)%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$37,999	$37,394	$605	2%
Interest-bearing consumer and commercial deposits:
NOW accounts	26,106	25,229	877	3
Money market accounts	41,684	41,740	(56)	—
Savings	5,819	5,191	628	12
Consumer time	9,050	10,581	(1,531)	(14)
Other time	4,930	6,010	(1,080)	(18)
Total consumer and commercial deposits	125,588	126,145	(557)	—
Brokered time deposits	2,006	2,208	(202)	(9)
Foreign deposits	25	50	(25)	(50)
Total deposits	127,619	128,403	(784)	(1)
Funds purchased	420	847	(427)	(50)
Securities sold under agreements to repurchase	1,869	1,583	286	18
Other short-term borrowings	5,825	7,098	(1,273)	(18)
Long-term debt	9,818	13,076	(3,258)	(25)
Trading liabilities	1,176	1,782	(606)	(34)
Other liabilities	3,812	4,900	(1,088)	(22)
Total liabilities	150,539	157,689	(7,150)	(5)
SHAREHOLDERS' EQUITY
Preferred stock, no par value	725	275	450	NM
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,126	9,218	(92)	(1)
Retained earnings	11,447	9,443	2,004	21
Treasury stock, at cost, and other	(558)	(661)	(103)	(16)
Accumulated other comprehensive (loss)/income	(283)	1,743	(2,026)	NM
Total shareholders' equity	21,007	20,568	439	2
Total liabilities and shareholders' equity	$171,546	$178,257	($6,711)	(4)%

Common shares outstanding	538,653	538,398	255	—%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	7	3	4	NM
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	11,268	11,522	(254)	(2)
1 Includes earning assets of $154,430 and $153,939 at June 30, 2013 and 2012, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2013	2013	Amount	%[2]	2012	2012	2012
ASSETS
Cash and due from banks	$3,027	$4,787	($1,760)	(37)%	$7,134	$4,655	$5,781
Federal funds sold and securities borrowed or purchased under agreements to resell	1,111	1,154	(43)	(4)	1,101	930	937
Interest-bearing deposits in other banks	21	21	—	—	22	22	21
Trading assets	5,824	6,250	(426)	(7)	6,049	6,381	6,327
Securities available for sale	23,389	23,823	(434)	(2)	21,953	21,467	24,409
Loans held for sale	3,647	3,193	454	14	3,399	5,205	3,123
Loans held for investment:
Commercial and industrial	55,070	54,343	727	1	54,048	52,407	52,030
Commercial real estate	4,308	4,261	47	1	4,127	4,491	4,825
Commercial construction	667	634	33	5	713	808	959
Residential mortgages - guaranteed	3,622	3,930	(308)	(8)	4,252	4,823	5,663
Residential mortgages - nonguaranteed	23,341	23,051	290	1	23,389	23,925	24,405
Residential home equity products	14,682	14,617	65	—	14,805	15,019	15,281
Residential construction	635	683	(48)	(7)	753	805	853
Consumer student loans - guaranteed	5,431	5,275	156	3	5,357	5,823	7,248
Consumer other direct	2,483	2,387	96	4	2,396	2,341	2,225
Consumer indirect	11,151	11,009	142	1	10,998	10,781	10,506
Consumer credit cards	641	614	27	4	632	594	565
Total loans held for investment	122,031	120,804	1,227	1	121,470	121,817	124,560
Allowance for loan and lease losses	(2,125)	(2,152)	(27)	(1)	(2,174)	(2,239)	(2,300)
Net loans held for investment	119,906	118,652	1,254	1	119,296	119,578	122,260
Goodwill	6,369	6,369	—	—	6,369	6,369	6,376
Other intangible assets	1,244	1,076	168	16	956	896	939
Other real estate owned	198	224	(26)	(12)	264	304	331
Other assets	6,810	6,886	(76)	(1)	6,899	7,374	7,753
Total assets[1]	$171,546	$172,435	($889)	(1)%	$173,442	$173,181	$178,257
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$37,999	$38,593	($594)	(2)%	$39,481	$37,592	$37,394
Interest-bearing consumer and commercial deposits:
NOW accounts	26,106	26,736	(630)	(2)	27,617	25,147	25,229
Money market accounts	41,684	42,231	(547)	(1)	42,846	41,395	41,740
Savings	5,819	5,769	50	1	5,314	5,189	5,191
Consumer time	9,050	9,281	(231)	(2)	9,569	9,941	10,581
Other time	4,930	5,125	(195)	(4)	5,353	5,634	6,010
Total consumer and commercial deposits	125,588	127,735	(2,147)	(2)	130,180	124,898	126,145
Brokered time deposits	2,006	2,080	(74)	(4)	2,136	2,198	2,208
Foreign deposits	25	100	(75)	(75)	—	130	50
Total deposits	127,619	129,915	(2,296)	(2)	132,316	127,226	128,403
Funds purchased	420	605	(185)	(31)	617	680	847
Securities sold under agreements to repurchase	1,869	1,854	15	1	1,574	1,630	1,583
Other short-term borrowings	5,825	4,169	1,656	40	3,303	6,511	7,098
Long-term debt	9,818	9,331	487	5	9,357	10,765	13,076
Trading liabilities	1,176	1,348	(172)	(13)	1,161	1,458	1,782
Other liabilities	3,812	4,019	(207)	(5)	4,129	4,512	4,900
Total liabilities	150,539	151,241	(702)	—	152,457	152,782	157,689
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	725	725	—	—	725	275	275
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,126	9,132	(6)	—	9,174	9,195	9,218
Retained earnings	11,447	11,133	314	3	10,817	10,491	9,443
Treasury stock, at cost, and other	(558)	(531)	27	5	(590)	(616)	(661)
Accumulated other comprehensive (loss)/income	(283)	185	(468)	NM	309	504	1,743
Total shareholders’ equity	21,007	21,194	(187)	(1)	20,985	20,399	20,568
Total liabilities and shareholders’ equity	$171,546	$172,435	($889)	(1)%	$173,442	$173,181	$178,257

Common shares outstanding	538,653	540,187	(1,534)	—%	538,959	538,821	538,398
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	7	7	—	—	7	3	3
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	11,268	9,734	1,534	16	10,962	11,100	11,522
1 Includes earning assets of $154,430, $152,783, $151,223, $152,472, and $153,939 at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	June 30, 2013			March 31, 2013			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$54,490	$544	4.01%	$53,763	$556	4.20%	$727	(0.19)	$3,692	(0.57)
Commercial real estate	4,262	35	3.27	4,092	35	3.50	170	(0.23)	(320)	(0.38)
Commercial construction	628	5	3.47	663	6	3.75	(35)	(0.28)	(234)	(0.38)
Residential mortgages - guaranteed	3,768	27	2.86	4,079	27	2.62	(311)	0.24	(2,085)	(0.33)
Residential mortgages - nonguaranteed	22,470	242	4.30	22,386	238	4.25	84	0.05	(237)	(0.29)
Home equity products	14,358	131	3.65	14,363	129	3.64	(5)	0.01	(708)	(0.04)
Residential construction	559	8	5.46	615	7	4.61	(56)	0.85	(148)	0.35
Guaranteed student loans	5,339	50	3.78	5,397	52	3.92	(58)	(0.14)	(1,856)	(0.06)
Other direct	2,434	27	4.41	2,398	26	4.43	36	(0.02)	248	0.04
Indirect	11,073	94	3.41	10,996	96	3.53	77	(0.12)	785	(0.47)
Credit cards	617	15	9.80	617	15	9.52	—	0.28	80	(0.55)
Nonaccrual	1,374	9	2.76	1,513	11	2.91	(139)	(0.15)	(1,210)	1.76
Total loans	121,372	1,187	3.92	120,882	1,198	4.02	490	(0.10)	(1,993)	(0.30)
Securities available for sale:
Taxable	22,834	141	2.46	22,209	140	2.53	625	(0.07)	265	(0.67)
Tax-exempt - FTE [1]	263	3	5.18	294	4	5.22	(31)	(0.04)	(112)	(0.14)
Total securities available for sale	23,097	144	2.49	22,503	144	2.57	594	(0.08)	153	(0.67)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,107	—	—	1,092	—	0.04	15	(0.04)	183	(0.01)
Loans held for sale	3,540	29	3.26	3,752	31	3.29	(212)	(0.03)	188	(0.39)
Interest-bearing deposits	21	—	0.06	21	—	0.13	—	(0.07)	(1)	(0.20)
Interest earning trading assets	4,358	18	1.60	4,221	16	1.53	137	0.07	75	(0.07)
Total earning assets	153,495	1,378	3.60	152,471	1,389	3.69	1,024	(0.09)	(1,395)	(0.36)
Allowance for loan and lease losses	(2,143)			(2,178)			35		180
Cash and due from banks	4,453			4,462			(9)		(268)
Other assets	14,346			14,342			4		(914)
Noninterest earning trading assets	1,699			1,917			(218)		(531)
Unrealized gains on securities available for sale, net	687			794			(107)		(2,450)
Total assets	$172,537			$171,808			$729		($5,378)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$26,015	$4	0.06%	$26,383	$5	0.08%	($368)	(0.02)	$1,058	(0.04)
Money market accounts	41,850	13	0.13	42,995	15	0.15	(1,145)	(0.02)	(100)	(0.10)
Savings	5,808	1	0.05	5,527	1	0.06	281	(0.01)	639	(0.06)
Consumer time	9,163	26	1.15	9,421	27	1.16	(258)	(0.01)	(1,834)	(0.32)
Other time	5,036	17	1.34	5,245	18	1.37	(209)	(0.03)	(1,157)	(0.29)
Total interest-bearing consumer and commercial deposits	87,872	61	0.28	89,571	66	0.30	(1,699)	(0.02)	(1,394)	(0.15)
Brokered time deposits	2,038	14	2.54	2,087	13	2.61	(49)	(0.07)	(173)	(1.34)
Foreign deposits	37	—	0.13	83	—	0.15	(46)	(0.02)	5	(0.05)
Total interest-bearing deposits	89,947	75	0.33	91,741	79	0.35	(1,794)	(0.02)	(1,562)	(0.19)
Funds purchased	657	—	0.10	716	—	0.11	(59)	(0.01)	(153)	(0.01)
Securities sold under agreements to repurchase	1,879	1	0.13	1,705	1	0.19	174	(0.06)	233	(0.05)
Interest-bearing trading liabilities	751	4	2.29	723	4	2.21	28	0.08	—	(0.07)
Other short-term borrowings	5,422	3	0.24	3,721	3	0.29	1,701	(0.05)	(1,520)	(0.03)
Long-term debt	9,700	53	2.19	9,357	51	2.22	343	(0.03)	(3,957)	(0.46)
Total interest-bearing liabilities	108,356	136	0.50	107,963	138	0.52	393	(0.02)	(6,959)	(0.26)
Noninterest-bearing deposits	38,707			38,084			623		2,088
Other liabilities	3,702			4,048			(346)		(635)
Noninterest-bearing trading liabilities	500			596			(96)		(672)
Shareholders’ equity	21,272			21,117			155		800
Total liabilities and shareholders’ equity	$172,537			$171,808			$729		($5,378)
Interest Rate Spread			3.10%			3.17%		(0.07)		(0.10)
Net Interest Income - FTE [1]		$1,242			$1,251
Net Interest Margin [2]			3.25%			3.33%		(0.08)		(0.14)

1 The fully taxable-equivalent(“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	December 31, 2012			September 30, 2012			June 30, 2012
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$52,628	$575	4.34%	$51,923	$578	4.43%	$50,798	$578	4.58%
Commercial real estate	4,228	39	3.66	4,525	41	3.56	4,582	42	3.65
Commercial construction	701	6	3.63	784	7	3.74	862	8	3.85
Residential mortgages - guaranteed	4,606	29	2.49	5,432	37	2.76	5,853	47	3.19
Residential mortgages -nonguaranteed	22,917	248	4.32	22,905	256	4.47	22,707	260	4.59
Home equity products	14,639	135	3.66	14,866	138	3.68	15,066	138	3.69
Residential construction	659	8	5.01	667	9	5.44	707	9	5.11
Guaranteed student loans	5,773	55	3.78	7,183	71	3.92	7,195	69	3.84
Other direct	2,348	25	4.22	2,266	25	4.35	2,186	24	4.37
Indirect	10,883	101	3.70	10,584	102	3.84	10,288	99	3.88
Credit cards	605	14	9.50	577	14	9.87	537	14	10.35
Nonaccrual	1,600	9	2.26	2,368	8	1.37	2,584	6	1.00
Total loans	121,587	1,244	4.07	124,080	1,286	4.12	123,365	1,294	4.22
Securities available for sale:
Taxable	20,290	134	2.64	20,424	140	2.74	22,569	176	3.13
Tax-exempt - FTE [1]	328	4	5.27	350	5	5.29	375	5	5.32
Total securities available for sale	20,618	138	2.68	20,774	145	2.78	22,944	181	3.16
Federal funds sold and securities borrowed or purchased under agreements to resell	980	—	0.08	952	—	0.05	924	—	0.01
Loans held for sale	3,769	28	2.94	3,294	29	3.48	3,352	31	3.65
Interest-bearing deposits	23	—	0.14	21	—	0.26	22	—	0.26
Interest earning trading assets	4,248	16	1.55	4,086	15	1.49	4,283	18	1.67
Total earning assets	151,225	1,426	3.75	153,207	1,475	3.83	154,890	1,524	3.96
Allowance for loan and lease losses	(2,238)			(2,193)			(2,323)
Cash and due from banks	8,048			4,579			4,721
Other assets	14,454			14,810			15,260
Noninterest earning trading assets	2,074			2,172			2,230
Unrealized gains on securities available for sale, net	947			2,707			3,137
Total assets	$174,510			$175,282			$177,915
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,590	$5	0.08%	$24,810	$6	0.09%	$24,957	$6	0.10%
Money market accounts	42,452	18	0.17	41,517	21	0.20	41,950	24	0.23
Savings	5,231	1	0.08	5,190	1	0.09	5,169	1	0.11
Consumer time	9,731	29	1.17	10,202	32	1.26	10,997	40	1.47
Other time	5,489	18	1.31	5,771	21	1.42	6,193	25	1.63
Total interest-bearing consumer and commercial deposits	88,493	71	0.32	87,490	81	0.37	89,266	96	0.43
Brokered time deposits	2,152	15	2.71	2,189	17	3.03	2,211	22	3.88
Foreign deposits	114	—	0.17	48	—	0.17	32	—	0.18
Total interest-bearing deposits	90,759	86	0.38	89,727	98	0.43	91,509	118	0.52
Funds purchased	811	—	0.11	701	—	0.11	810	—	0.11
Securities sold under agreements to repurchase	1,668	1	0.21	1,461	1	0.18	1,646	1	0.18
Interest-bearing trading liabilities	719	4	2.12	702	4	2.62	751	4	2.36
Other short-term borrowings	5,057	4	0.32	6,664	5	0.30	6,942	5	0.27
Long-term debt	10,491	55	2.07	11,734	66	2.23	13,657	90	2.65
Total interest-bearing liabilities	109,505	150	0.54	110,989	174	0.62	115,315	218	0.76
Noninterest-bearing deposits	39,414			37,863			36,619
Other liabilities	4,322			4,832			4,337
Noninterest-bearing trading liabilities	639			979			1,172
Shareholders’ equity	20,630			20,619			20,472
Total liabilities and shareholders’ equity	$174,510			$175,282			$177,915
Interest Rate Spread			3.21%			3.21%			3.20%
Net Interest Income - FTE [1]		$1,276			$1,301			$1,306
Net Interest Margin [2]			3.36%			3.38%			3.39%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Six Months Ended
	June 30, 2013			June 30, 2012			Increase/(Decrease)
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$54,129	$1,101	4.10%	$50,170	$1,176	4.72%	$3,959	(0.62)
Commercial real estate	4,177	70	3.38	4,660	86	3.69	(483)	(0.31)
Commercial construction	645	12	3.61	891	17	3.87	(246)	(0.26)
Residential mortgages - guaranteed	3,922	54	2.73	6,166	99	3.22	(2,244)	(0.49)
Residential mortgages - nonguaranteed	22,428	479	4.27	22,327	519	4.65	101	(0.38)
Home equity products	14,361	260	3.64	15,174	279	3.70	(813)	(0.06)
Residential construction	587	15	5.02	722	18	5.12	(135)	(0.10)
Guaranteed student loans	5,368	102	3.85	7,252	140	3.88	(1,884)	(0.03)
Other direct	2,416	53	4.42	2,143	47	4.41	273	0.01
Indirect	11,035	190	3.47	10,200	200	3.94	835	(0.47)
Credit cards	617	30	9.66	541	29	10.47	76	(0.81)
Nonaccrual	1,443	20	2.84	2,708	14	1.03	(1,265)	1.81
Total loans	121,128	2,386	3.97	122,954	2,624	4.29	(1,826)	(0.32)
Securities available for sale:
Taxable	22,524	280	2.50	23,409	366	3.13	(885)	(0.63)
Tax-exempt - FTE [1]	278	7	5.20	398	11	5.37	(120)	(0.17)
Total securities available for sale	22,802	287	2.53	23,807	377	3.17	(1,005)	(0.64)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,099	—	0.02	827	—	0.02	272	—
Loans held for sale	3,646	60	3.28	3,001	55	3.67	645	(0.39)
Interest-bearing deposits	21	—	0.09	21	—	0.24	—	(0.15)
Interest earning trading assets	4,290	34	1.57	4,147	33	1.58	143	(0.01)
Total earning assets	152,986	2,767	3.65	154,757	3,089	4.01	(1,771)	(0.36)
Allowance for loan and lease losses	(2,160)			(2,375)			215
Cash and due from banks	4,457			4,642			(185)
Other assets	14,344			15,076			(732)
Noninterest earning trading assets	1,808			2,245			(437)
Unrealized gains on securities available for sale, net	740			3,040			(2,300)
Total assets	$172,175			$177,385			($5,210)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$26,198	$9	0.07%	$25,110	$12	0.10%	$1,088	(0.03)
Money market accounts	42,419	29	0.14	42,219	49	0.23	200	(0.09)
Savings	5,669	2	0.06	5,015	3	0.11	654	(0.05)
Consumer time	9,291	53	1.15	11,234	84	1.50	(1,943)	(0.35)
Other time	5,140	34	1.35	6,281	52	1.66	(1,141)	(0.31)
Total interest-bearing consumer and commercial deposits	88,717	127	0.29	89,859	200	0.45	(1,142)	(0.16)
Brokered time deposits	2,062	27	2.58	2,238	45	3.96	(176)	(1.38)
Foreign deposits	60	—	0.14	20	—	0.17	40	(0.03)
Total interest-bearing deposits	90,839	154	0.34	92,117	245	0.53	(1,278)	(0.19)
Funds purchased	686	—	0.10	840	1	0.11	(154)	(0.01)
Securities sold under agreements to repurchase	1,793	2	0.16	1,640	1	0.16	153	—
Interest-bearing trading liabilities	737	8	2.25	641	7	2.10	96	0.15
Other short-term borrowings	4,576	6	0.26	8,056	9	0.23	(3,480)	0.03
Long-term debt	9,530	104	2.20	12,507	178	2.87	(2,977)	(0.67)
Total interest-bearing liabilities	108,161	274	0.51	115,801	441	0.77	(7,640)	(0.26)
Noninterest-bearing deposits	38,397			36,005			2,392
Other liabilities	3,874			4,116			(242)
Noninterest-bearing trading liabilities	548			1,099			(551)
Shareholders’ equity	21,195			20,364			831
Total liabilities and shareholders’ equity	$172,175			$177,385			($5,210)
Interest Rate Spread			3.14%			3.24%		(0.10)
Net Interest Income - FTE [1]		$2,493			$2,648
Net Interest Margin [2]			3.29%			3.44%		(0.15)

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended June 30				Six Months Ended June 30
			Increase/(Decrease)				Increase/(Decrease)
	2013	2012	Amount	%[4]	2013	2012	Amount	%[4]
CREDIT DATA
Allowance for credit losses - beginning	$2,205	$2,400	($195)	(8)%	$2,219	$2,505	($286)	(11)%
(Benefit)/provision for unfunded commitments	(6)	(2)	(4)	NM	2	2	—	—
Provision for loan losses:
Commercial	42	49	(7)	(14)	106	87	19	22
Residential	78	230	(152)	(66)	190	488	(298)	(61)
Consumer	32	23	9	39	60	40	20	50
Total provision for loan losses	152	302	(150)	(50)	356	615	(259)	(42)
Charge-offs:
Commercial	(64)	(94)	(30)	(32)	(124)	(220)	(96)	(44)
Residential	(143)	(274)	(131)	(48)	(321)	(576)	(255)	(44)
Consumer	(26)	(29)	(3)	(10)	(61)	(64)	(3)	(5)
Total charge-offs	(233)	(397)	(164)	(41)	(506)	(860)	(354)	(41)
Recoveries:
Commercial	20	31	(11)	(35)	35	56	(21)	(38)
Residential	24	6	18	NM	46	11	35	NM
Consumer	10	10	—	—	20	21	(1)	(5)
Total recoveries	54	47	7	15	101	88	13	15
Net charge-offs	(179)	(350)	(171)	(49)	(405)	(772)	(367)	(48)
Allowance for credit losses - ending	$2,172	$2,350	($178)	(8)%	$2,172	$2,350	($178)	(8)%
Components:
Allowance for loan and lease losses	$2,125	$2,300	($175)	(8)%
Unfunded commitments reserve	47	50	(3)	(6)
Allowance for credit losses	$2,172	$2,350	($178)	(8)%
Net charge-offs to average loans (annualized):
Commercial	0.29%	0.45%	(0.16)	(36)%	0.30%	0.58%	(0.28)	(48)%
Residential	1.13	2.33	(1.20)	(52)	1.30	2.45	(1.15)	(47)
Consumer	0.34	0.38	(0.04)	(11)	0.43	0.43	—	—
Total net charge-offs to total average loans	0.59%	1.14%	(0.55)	(48)%	0.67%	1.26%	(0.59)	(47)%
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$304	$695	($391)	(56)%
Residential	825	1,742	(917)	(53)
Consumer	12	21	(9)	(43)
Total nonaccrual/nonperforming loans	1,141	2,458	(1,317)	(54)
Other real estate owned (“OREO”)	198	331	(133)	(40)
Other repossessed assets	8	11	(3)	(27)
Nonperforming loans held for sale ("LHFS")	48	—	48	NM
Total nonperforming assets	$1,395	$2,800	($1,405)	(50)%
Accruing restructured loans	$2,781	$2,699	$82	3%
Nonaccruing restructured loans	415	694	(279)	(40)
Accruing loans past due > 90 days (guaranteed)	958	2,082	(1,124)	(54)
Accruing loans past due > 90 days (non-guaranteed)	47	68	(21)	(31)
Accruing LHFS past due > 90 days	1	—	1	NM
Nonperforming loans to total loans	0.94%	1.97%	(1.03)	(52)%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	1.14	2.24	(1.10)	(49)
Allowance to period-end loans[1,2]	1.75	1.85	(0.10)	(5)
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.89	2.07	(0.18)	(9)
Allowance to nonperforming loans[1,2]	188	94	94	100
Allowance to annualized net charge-offs[1]	2.97x	1.64x	1.33x	81

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended
	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2013	2013	Amount	%[4]	2012	2012	2012
CREDIT DATA
Allowance for credit losses - beginning	$2,205	$2,219	($14)	(1)%	$2,289	$2,350	$2,400
(Benefit)/provision for unfunded commitments	(6)	8	(14)	NM	(5)	—	(2)
Provision for loan losses:
Commercial	42	64	(22)	(34)	27	127	49
Residential	78	112	(34)	(30)	274	300	230
Consumer	32	28	4	14	32	23	23
Total provision for loan losses	152	204	(52)	(25)	333	450	302
Charge-offs:
Commercial	(64)	(60)	4	7	(111)	(126)	(94)
Residential	(143)	(178)	(35)	(20)	(315)	(425)	(274)
Consumer	(26)	(35)	(9)	(26)	(36)	(34)	(29)
Total charge-offs	(233)	(273)	(40)	(15)	(462)	(585)	(397)
Recoveries:
Commercial	20	15	5	33	43	55	31
Residential	24	22	2	9	10	10	6
Consumer	10	10	—	—	11	9	10
Total recoveries	54	47	7	15	64	74	47
Net charge-offs	(179)	(226)	(47)	(21)	(398)	(511)	(350)
Allowance for credit losses - ending	$2,172	$2,205	($33)	(2)%	$2,219	$2,289	$2,350
Components:
Allowance for loan and lease losses	$2,125	$2,152	($27)	(1)%	$2,174	$2,239	$2,300
Unfunded commitments reserve	47	53	(6)	(11)	45	50	50
Allowance for credit losses	$2,172	$2,205	($33)	(2)%	$2,219	$2,289	$2,350
Net charge-offs to average loans (annualized):
Commercial	0.29%	0.32%	(0.03)	(9)%	0.46%	0.49%	0.45%
Residential	1.13	1.48	(0.35)	(24)	2.75	3.63	2.33
Consumer	0.34	0.52	(0.18)	(35)	0.53	0.46	0.38
Total net charge-offs to total average loans	0.59%	0.76%	(0.17)	(22)%	1.30%	1.64%	1.14%
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$304	$289	$15	5%	$294	$482	$695
Residential	825	1,157	(332)	(29)	1,228	1,225	1,742
Consumer	12	21	(9)	(43)	25	24	21
Total nonaccrual/nonperforming loans	1,141	1,467	(326)	(22)	1,547	1,731	2,458
OREO	198	223	(25)	(11)	264	304	331
Other repossessed assets	8	9	(1)	(11)	9	10	11
Nonperforming LHFS	48	41	7	17	37	40	—
Total nonperforming assets	$1,395	$1,740	($345)	(20)%	$1,857	$2,085	$2,800
Accruing restructured loans	$2,781	$2,499	$282	11%	$2,501	$2,640	$2,699
Nonaccruing restructured loans	415	655	(240)	(37)	639	482	694
Accruing loans past due > 90 days (guaranteed)	958	767	191	25	722	1,041	2,082
Accruing loans past due > 90 days (non-guaranteed)	47	56	(9)	(16)	60	63	68
Accruing LHFS past due > 90 days	1	2	(1)	(50)	1	1,127	—
Nonperforming loans to total loans	0.94%	1.21%	(0.27)	(22)%	1.27%	1.42%	1.97%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	1.14	1.44	(0.30)	(21)	1.52	1.71	2.24
Allowance to period-end loans[1,2]	1.75	1.79	(0.04)	(2)	1.80	1.84	1.85
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.89	1.93	(0.04)	(2)	1.95	2.02	2.07
Allowance to nonperforming loans[1,2]	188	148	40	27	142	130	94
Allowance to annualized net charge-offs[1]	2.97x	2.34x	0.63x	27	1.37x	1.10x	1.64x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)
	Three Months Ended June 30				Six Months Ended June 30
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$32	$1,070	$53	$1,155	$38	$921	$58	$1,017
Amortization	(5)	—	(6)	(11)	(11)	—	(11)	(22)
Mortgage servicing rights (“MSRs”) originated	—	78	—	78	—	161	—	161
Fair value changes due to inputs and assumptions	—	(227)	—	(227)	—	(102)	—	(102)
Other changes in fair value	—	(55)	—	(55)	—	(112)	—	(112)
Sale of MSRs	—	(1)	—	(1)	—	(3)	—	(3)
Balance, June 30, 2012	$27	$865	$47	$939	$27	$865	$47	$939
Balance, beginning of period	$14	$1,025	$37	$1,076	$17	$899	$40	$956
Amortization	(4)	—	(2)	(6)	(7)	—	(5)	(12)
MSRs originated	—	93	—	93	—	203	—	203
Fair value changes due to inputs and assumptions	—	160	—	160	—	250	—	250
Other changes in fair value	—	(78)	—	(78)	—	(152)	—	(152)
Sale of MSRs	—	(1)	—	(1)	—	(1)	—	(1)
Balance, June 30, 2013	$10	$1,199	$35	$1,244	$10	$1,199	$35	$1,244

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	540,187	538,959	538,821	538,398	538,056
Common shares issued/(exchanged) for employee benefit plans, stock option, and restricted stock activity	130	1,228	138	423	342
Repurchase of common stock	(1,664)	—	—	—	—
Balance, end of period	538,653	540,187	538,959	538,821	538,398

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	2013	2013	2012	2012	2012	2013	2012
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,211	$1,221	$1,246	$1,271	$1,274	$2,432	$2,585
Taxable-equivalent adjustment	31	30	30	30	32	61	63
Net interest income - FTE	1,242	1,251	1,276	1,301	1,306	2,493	2,648
Noninterest income	858	863	1,015	2,542	940	1,721	1,816
Total revenue - FTE	2,100	2,114	2,291	3,843	2,246	4,214	4,464
Securities gains, net	—	(2)	(1)	(1,941)	(14)	(2)	(32)
Total revenue - FTE excluding net securities gains [2]	$2,100	$2,112	$2,290	$1,902	$2,232	$4,212	$4,432
Efficiency ratio [3]	66.56%	64.46%	65.93%	44.90%	68.83%	65.50%	69.17%
Impact of excluding amortization of intangible assets	(0.29)	(0.29)	(0.30)	(0.43)	(0.50)	(0.29)	(0.50)
Tangible efficiency ratio [4]	66.27%	64.17%	65.63%	44.47%	68.33%	65.21%	68.67%

	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012
Total shareholders' equity	$21,007	$21,194	$20,985	$20,399	$20,568
Goodwill, net of deferred taxes of $174 million, $169 million, $163 million, $159 million, and $156 million, respectively	(6,195)	(6,200)	(6,206)	(6,210)	(6,220)
Other intangible assets, net of deferred taxes of $4 million, $5 million, $7 million, $8 million, and $10 million, respectively, and MSRs	(1,240)	(1,071)	(949)	(888)	(929)
MSRs	1,199	1,025	899	831	865
Tangible equity	14,771	14,948	14,729	14,132	14,284
Preferred stock	(725)	(725)	(725)	(275)	(275)
Tangible common equity	$14,046	$14,223	$14,004	$13,857	$14,009
Total assets	$171,546	$172,435	$173,442	$173,181	$178,257
Goodwill	(6,369)	(6,369)	(6,369)	(6,369)	(6,376)
Other intangible assets including MSRs	(1,244)	(1,076)	(956)	(896)	(939)
MSRs	1,199	1,025	899	831	865
Tangible assets	$165,132	$166,015	$167,016	$166,747	$171,807
Tangible equity to tangible assets [5]	8.95%	9.00%	8.82%	8.48%	8.31%
Tangible book value per common share [6]	$26.08	$26.33	$25.98	$25.72	$26.02

Total loans	$122,031	$120,804	$121,470	$121,817	$124,560
Government guaranteed loans	(9,053)	(9,205)	(9,609)	(10,646)	(12,911)
Loans held at fair value	(339)	(360)	(379)	(390)	(406)
Total loans, excluding government guaranteed and fair value loans	$112,639	$111,239	$111,482	$110,781	$111,243
Allowance to total loans, excluding government guaranteed and fair value loans [7]	1.89%	1.93%	1.95%	2.02%	2.07%
1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding net securities gains. The Company believes noninterest income without net securities gains is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
4 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
5 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
6 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
7 SunTrust presents a ratio of allowance to total loans, excluding government guaranteed and fair value loans, to exclude loans from the calculation that are held at fair value with no related allowance and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT (Dollars in millions) (Unaudited)
	Three Months Ended June 30 [4]			Six Months Ended June 30 [4]
	2013	2012	% Change	2013	2012	% Change
Statements of Income:
Net interest income [1]	$646	$682	(5)%	$1,293	$1,367	(5)%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	646	682	(5)	1,293	1,367	(5)
Provision for credit losses [2]	99	128	(23)	207	292	(29)
Net interest income - FTE - after provision for credit losses	547	554	(1)	1,086	1,075	1
Noninterest income before securities gains/(losses)	372	389	(4)	729	761	(4)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	372	389	(4)	729	761	(4)
Noninterest expense before amortization of intangible assets	685	748	(8)	1,381	1,510	(9)
Amortization of intangible assets	5	8	(38)	11	18	(39)
Total noninterest expense	690	756	(9)	1,392	1,528	(9)
Income before provision for income taxes	229	187	22	423	308	37
Provision for income taxes	84	67	25	155	111	40
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	145	120	21	268	197	36
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$145	$120	21	$268	$197	36

Total revenue - FTE	$1,018	$1,071	(5)	$2,022	$2,128	(5)
Selected Average Balances:
Total loans	$40,284	$42,202	(5)%	$40,329	$42,271	(5)%
Goodwill	3,965	3,933	1	3,964	3,931	1
Other intangible assets excluding MSRs	35	63	(44)	38	68	(44)
Total assets	45,012	47,161	(5)	45,065	47,114	(4)
Consumer and commercial deposits	83,923	84,616	(1)	84,279	84,323	—
Performance Ratios:
Efficiency ratio	67.74%	70.61%		68.84%	71.80%
Impact of excluding amortization of intangible assets	(2.34)	(2.96)		(2.43)	(3.12)
Tangible efficiency ratio	65.40%	67.65%		66.41%	68.68%
Other Information (End of Period): [3]
Assets under administration
Managed (discretionary) assets	$61,473	$62,849	(2)%
Non-managed assets	40,690	51,571	(21)
Total assets under administration	102,163	114,420	(11)
Brokerage assets	41,295	37,593	10
Total assets under advisement	$143,458	$152,013	(6)

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

[3]	Reflects the assets under administration/advisement for GenSpring and Private Wealth Management clients.

[4]	Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended June 30 [5]			Six Months Ended June 30 [5]
	2013	2012	% Change [4]	2013	2012	% Change [4]
Statements of Income:
Net interest income [1]	$397	$376	6%	$783	$746	5%
FTE adjustment	29	32	(9)	58	61	(5)
Net interest income - FTE	426	408	4	841	807	4
Provision for credit losses [2]	18	57	(68)	46	148	(69)
Net interest income - FTE - after provision for credit losses	408	351	16	795	659	21
Noninterest income before securities gains/(losses)	333	334	—	639	664	(4)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	333	334	—	639	664	(4)
Noninterest expense before amortization of intangible assets	404	449	(10)	800	896	(11)
Amortization of intangible assets	1	1	—	1	1	—
Total noninterest expense	405	450	(10)	801	897	(11)
Income - FTE - before provision for income taxes	336	235	43	633	426	49
Provision for income taxes	76	35	NM	137	55	NM
FTE adjustment	29	32	(9)	58	61	(5)
Net income including income attributable to noncontrolling interest	231	168	38	438	310	41
Less: net income attributable to noncontrolling interest	1	—	NM	4	8	(50)
Net income	$230	$168	37	$434	$302	44

Total revenue - FTE	$759	$742	2	$1,480	$1,471	1
Selected Average Balances:
Total loans	$53,475	$50,311	6%	$52,966	$49,849	6%
Goodwill	2,404	2,414	—	2,405	2,415	—
Other intangible assets excluding MSRs	12	15	(20)	12	15	(20)
Total assets	66,498	63,870	4	66,083	63,343	4
Consumer and commercial deposits	38,960	37,724	3	39,223	38,142	3
Performance Ratios:
Efficiency ratio	53.46%	60.72%		54.06%	60.93%
Impact of excluding amortization of intangible assets	(1.27)	(1.78)		(1.34)	(1.88)
Tangible efficiency ratio	52.19%	58.94%		52.72%	59.05%
Other Information (End of Period): [3]
Managed (discretionary) assets under administration	$44,055	$41,214	7%
Non-managed assets	—	—	—
Total assets under administration	44,055	41,214	7
Total assets under advisement	$44,055	$41,214	7

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

[3]	Reflects the assets under administration for Ridgeworth clients.
4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
5 Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% Change [3]	2013	2012	% Change [3]
Statements of Income:
Net interest income [1]	$141	$131	8%	$269	$257	5%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	141	131	8	269	257	5
Provision for credit losses [2]	61	165	(63)	152	331	(54)
Net interest income/(loss) - FTE - after provision for credit losses	80	(34)	NM	117	(74)	NM
Noninterest income before securities gains/(losses)	131	179	(27)	329	336	(2)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	131	179	(27)	329	336	(2)
Noninterest expense before amortization of intangible assets	339	343	(1)	609	676	(10)
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	339	343	(1)	609	676	(10)
Loss before benefit for income taxes	(128)	(198)	(35)	(163)	(414)	(61)
Benefit for income taxes	(52)	(82)	(37)	(67)	(168)	(60)
FTE adjustment	—	—	—	—	—	—
Net loss including income attributable to noncontrolling interest	(76)	(116)	(34)	(96)	(246)	(61)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net loss	($76)	($116)	(34)	($96)	($246)	(61)

Total revenue - FTE	$272	$310	(12)	$598	$593	1
Selected Average Balances:
Total loans	$27,574	$30,809	(11)%	$27,784	$30,802	(10)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	32,711	35,787	(9)	32,947	35,511	(7)
Consumer and commercial deposits	3,742	3,573	5	3,630	3,386	7
Performance Ratios:
Efficiency ratio	124.82%	110.56%		101.97%	113.91%
Impact of excluding amortization of intangible assets	—	—		—	—
Tangible efficiency ratio	124.82%	110.56%		101.97%	113.91%
Other Information:
Production Data
Channel mix
Retail	$4,900	$4,365	12%	$9,635	$8,552	13%
Wholesale	1,112	1,340	(17)	2,292	2,661	(14)
Correspondent	3,078	2,545	21	6,004	4,710	27
Total production	$9,090	$8,250	10	$17,931	$15,923	13
Channel mix - percent
Retail	54%	53%		54%	53%
Wholesale	12	16		13	17
Correspondent	34	31		33	30
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$5,976	$5,238	14	$13,087	$11,082	18
Purchase	3,114	3,012	3	4,844	4,841	—
Total production	$9,090	$8,250	10	$17,931	$15,923	13
Purchase and refinance mix - percent
Refinance	66%	63%		73%	70%
Purchase	34	37		27	30
Total production	100%	100%		100%	100%

Applications	$12,899	$12,726	1	$25,111	$27,308	(8)
Mortgage Servicing Data (End of Period):
Total loans serviced	$140,437	$153,442	(8)%
Total loans serviced for others	109,307	118,887	(8)
Net carrying value of MSRs	1,199	865	39
Ratio of net carrying value of MSRs to total loans serviced for others	1.097%	0.728%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER (Dollars in millions) (Unaudited)
	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% Change [2]	2013	2012	% Change [2]
Statements of Income:
Net interest income	$27	$85	(68)%	$87	$215	(60)%
FTE adjustment	2	—	NM	3	2	50
Net interest income - FTE	29	85	(66)	90	217	(59)
Provision for credit losses [1]	(32)	(50)	(36)	(47)	(154)	(69)
Net interest income - FTE - after provision for credit losses	61	135	(55)	137	371	(63)
Noninterest income before securities gains/(losses)	22	24	(8)	22	23	(4)
Securities gains/(losses), net	—	14	(100)	2	32	(94)
Total noninterest income	22	38	(42)	24	55	(56)
Noninterest expense before amortization of intangible assets	(37)	(5)	NM	(42)	(17)	NM
Amortization of intangible assets	—	2	(100)	—	3	(100)
Total noninterest expense	(37)	(3)	NM	(42)	(14)	NM
Income - FTE - before provision for income taxes	120	176	(32)	203	440	(54)
Provision for income taxes	38	71	(46)	72	162	(56)
FTE adjustment	2	—	NM	3	2	50
Net income including income attributable to noncontrolling interest	80	105	(24)	128	276	(54)
Less: net income attributable to noncontrolling interest	2	2	—	5	4	25
Net income	$78	$103	(24)	$123	$272	(55)

Total revenue - FTE	$51	$123	(59)	$114	$272	(58)
Selected Average Balances:
Total loans	$39	$43	(9)%	$49	$32	53%
Securities available for sale	22,919	22,741	1	22,620	23,602	(4)
Other intangible assets excluding MSRs	—	2	(100)	—	3	(100)
Total assets	28,316	31,097	(9)	28,080	31,417	(11)
Consumer and commercial deposits	(46)	(28)	64	(18)	13	NM
Other Information:
Duration of investment portfolio (in years)	4.2	1.9
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	1.3%	2.8%
Instantaneous 200 bp increase in rates over next 12 months	2.3%	5.1%
Instantaneous 25 bp decrease in rates over next 12 months	(0.7)%	(0.8)%

[1]	Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2013	2012	% Change	2013	2012	% Change
Statements of Income:
Net interest income	$1,211	$1,274	(5)%	$2,432	$2,585	(6)%
FTE adjustment	31	32	(3)	61	63	(3)
Net interest income - FTE	1,242	1,306	(5)	2,493	2,648	(6)
Provision for credit losses	146	300	(51)	358	617	(42)
Net interest income - FTE - after provision for credit losses	1,096	1,006	9	2,135	2,031	5
Noninterest income before securities gains/(losses)	858	926	(7)	1,719	1,784	(4)
Securities gains/(losses), net	—	14	(100)	2	32	(94)
Total noninterest income	858	940	(9)	1,721	1,816	(5)
Noninterest expense before amortization of intangible assets	1,391	1,535	(9)	2,748	3,065	(10)
Amortization of intangible assets	6	11	(45)	12	22	(45)
Total noninterest expense	1,397	1,546	(10)	2,760	3,087	(11)
Income - FTE - before provision for income taxes	557	400	39	1,096	760	44
Provision for income taxes	146	91	60	297	160	86
FTE adjustment	31	32	(3)	61	63	(3)
Net income including income attributable to noncontrolling interest	380	277	37	738	537	37
Less: net income attributable to noncontrolling interest	3	2	50	9	12	(25)
Net income	$377	$275	37	$729	$525	39

Total revenue - FTE	$2,100	$2,246	(7)	$4,214	$4,464	(6)
Selected Average Balances:
Total loans	$121,372	$123,365	(2)%	$121,128	$122,954	(1)%
Goodwill	6,369	6,347	—	6,369	6,346	—
Other intangible assets excluding MSRs	47	80	(41)	50	86	(42)
Total assets	172,537	177,915	(3)	172,175	177,385	(3)
Consumer and commercial deposits	126,579	125,885	1	127,114	125,864	1
Performance Ratios:
Efficiency ratio	66.56%	68.83%		65.50%	69.17%
Impact of excluding amortization of intangible assets	(0.29)	(0.50)		(0.29)	(0.50)
Tangible efficiency ratio	66.27%	68.33%		65.21%	68.67%
Other Information (End of Period):
Assets under administration
Managed (discretionary) assets	$105,528	$104,063	1%
Non-managed assets	40,690	51,571	(21)
Total assets under administration	146,218	155,634	(6)
Brokerage assets	41,295	37,593	10
Total assets under advisement	$187,513	$193,227	(3)